                                                                     Exhibit 99.

                                   ARTICLE VI
                          CONSENTS TO CORPORATE ACTION
                                   RECORD DATE

        Section 1. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in Section 2 below unless prior action by the Board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                                   PROCEDURES

        Section 2. Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article VI as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 2, Consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation.

        A Consent shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

        In the event of the delivery to the corporation of a Consent, the Secretary of the corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the corporation shall promptly designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the corporation under this Section 2. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 2, the Secretary or the Inspectors (as the case may be) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.